Exhibit 99.1

Tenet Reports Results for the Second Quarter Ended June 30, 2016

•	Tenet reported a net loss from continuing operations of $44 million and earnings per share from continuing operations was a loss of $0.44.

•	Adjusted EBITDA was $617 million and Adjusted diluted earnings per share from continuing operations was $0.38.

•	Same-hospital patient revenue grew 4.4% in the second quarter, driven by 0.5% growth in adjusted admissions and 3.9% growth in revenue per adjusted admission. Hospital segment Adjusted EBITDA totaled $415 million.

•	Ambulatory Care segment revenue increased 11.7% on a pro forma same-facility system-wide basis in the second quarter, with cases increasing 5.2% and revenue per case increasing 6.1%. Adjusted EBITDA for the ambulatory segment was $139 million, a 20.9% increase on a pro forma basis.

•	Revenue from Conifer Health Solutions increased 13.5% in the second quarter with revenue from third parties increasing 28.0%. Conifer generated $63 million of Adjusted EBITDA in the second quarter, representing a margin of 16.3%.

•	Net cash provided by operating activities in the first half of 2016 was $582 million, a $229 million improvement when compared to $353 million of cash provided by operating activities in the first half of 2015. Adjusted Free Cash Flow was $268 million in the first half of 2016, a $180 million improvement when compared to $88 million in the first half of 2015.

•	Tenet believes that it has reached an agreement in principle with the government to resolve the Clinica de la Mama criminal investigation and civil litigation for $514 million.

•	Reiterated Adjusted EBITDA Outlook for 2016.

DALLAS – August 1, 2016 – Tenet Healthcare Corporation (NYSE:THC) reported a net loss from continuing operations of $44 million in the second quarter of 2016, a $16 million improvement when compared to a $60 million net loss from continuing operations in the second quarter of 2015. Adjusted EBITDA was $617 million in the second quarter of 2016, an increase of $49 million, or 8.6 percent, compared to $568 million in the second quarter of 2015.

“Our strategic investments in high-acuity service lines helped us to grow same-hospital patient revenue and revenue per adjusted admission,” said Trevor Fetter, chairman and chief executive officer. “Our Conifer Health and USPI subsidiaries performed well and both achieved double-digit revenue growth. We are pleased with the progress we are making on our core strategies across all three business segments and remain on track to meet our Adjusted EBITDA Outlook for the year.”

Hospital Operations and Other Segment

Net operating revenue in the hospital operations and other segment increased to $4.202 billion, up 0.6 percent from $4.175 billion in the second quarter of 2015. On a same-hospital basis, patient revenue increased to $3.743 billion, up 4.4 percent from $3.586 billion in the second quarter of 2015. The increase was driven by a 0.5 percent increase in adjusted patient admissions and a 3.9 percent increase in net patient revenue per adjusted admission.

Adjusted EBITDA in Tenet’s hospital segment was $415 million, representing a decline of 9.6 percent as compared to $459 million in the second quarter of 2015. The decline was primarily driven by divestitures and a decline in electronic health record incentives, and was partially offset by acquisitions.

Total hospital segment selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 3.4 percent per adjusted admission in the quarter. Approximately half of the 3.4 percent increase was attributable to a $47 million increase in expense at Tenet’s health plan business, which was substantially offset by higher plan premium revenues, and incremental expense related to our discounted malpractice liabilities as a result of the decline in Treasury rates.

Exchanges

Tenet’s same-hospital exchange admissions were 5,478 in the second quarter of 2016, up 14.9 percent from the second quarter of 2015. Same-hospital exchange outpatient visits were 52,020, up 30.5 percent from the second quarter of 2015.

Uncompensated Care

Tenet’s provision for doubtful accounts was $352 million in the second quarter of 2016, representing a ratio of 6.7 percent of revenues before bad debt, as compared to $352 million in the second quarter of 2015, or 7.3 percent of revenues before bad debt. Tenet’s uncompensated care cost, defined as the sum of the provision for doubtful accounts, charity care write-offs and uninsured discounts, was $1.210 billion and $1.226 billion in the second quarters of 2016 and 2015, respectively, including $858 million and $874 million, respectively, of charity care write-offs and uninsured discounts that were offered through Tenet’s Compact with Uninsured Patients. Uncompensated care represented 19.9 percent of revenue before bad debts, uninsured discounts and charity care write-offs in the second quarter of 2016, down from 21.4 percent in the second quarter of 2015. Nearly all of Tenet’s uncompensated care is associated with the Hospital Operations and other segment.

Uninsured plus charity admissions increased by 688 admissions, or 7.9 percent on a same-hospital basis in the second quarter of 2016 compared to the second quarter of 2015. Uninsured plus charity outpatient visits decreased by 692 visits, or 0.6 percent, on a same-hospital basis.

Ambulatory Care Segment

The results of many of the facilities in which the Ambulatory Care segment has an investment are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures which include revenues and cases of both consolidated and unconsolidated facilities. Tenet’s acquisition of a majority interest in USPI and all of Aspen on June 16, 2015 makes the year-over-year comparisons less meaningful since they were not owned for the entire year. In order to improve comparability, Tenet is presenting the results for the Ambulatory Care segment on a pro forma basis, including the results of USPI and Aspen in each comparable period.

During the second quarter of 2016, the Ambulatory segment produced net operating revenue of $442 million, representing an increase of 37.3 percent as compared to $322 million in the second quarter of 2015 on a pro forma basis. On a pro forma same-facility system-wide basis, revenue in the Ambulatory segment increased 11.7 percent, with cases increasing 5.2 percent and revenue per case increasing 6.1 percent.

Tenet’s Ambulatory segment generated Adjusted EBITDA of $139 million in the second quarter of 2016, up 20.9 percent from $115 million in the second quarter of 2015 on a pro forma basis.

Conifer Segment

During the second quarter of 2016, Conifer’s revenue increased 13.5 percent to $386 million, up from $340 million in the second quarter of 2015, and Conifer’s revenue from third party customers increased by 28.0 percent to $224 million. Conifer generated $63 million of Adjusted EBITDA in the second quarter of 2016, up 5.0 percent from $60 million in the second quarter of 2015.

Net Income and Earnings Per Share

Tenet reported a net loss from continuing operations of $44 million, or $0.44 per share, in the second quarter of 2016 compared to a net loss of $60 million, or $0.60 per share, in the second quarter of 2015.

After adjusting for certain items which are listed on Table #2, Tenet generated Adjusted net income from continuing operations of $38 million, or $0.38 per diluted share, during the second quarter of 2016. During the second quarter of 2015, the Company generated Adjusted net income from continuing operations of $76 million, or $0.75 per diluted share.

A reconciliation of GAAP net income available (loss attributable) to Tenet Healthcare Corporation common shareholders to Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations is contained in Table #2 at the end of this release.

Cash Flow and Liquidity

Cash and cash equivalents were $656 million at June 30, 2016 compared to $728 million at March 31, 2016. The Company had no outstanding borrowings on its $1 billion credit line as of June 30, 2016. Accounts receivable days outstanding were 51.1 at June 30, 2016 compared to 50.6 at March 31, 2016 and 49.5 at December 31, 2015. The increase in accounts receivable days outstanding was primarily attributable to receivables that were retained from divested hospitals, including the sale of the Company’s hospitals in the Atlanta area and North Carolina.

Net cash provided by operating activities in the six months ended June 30, 2016 was $582 million, representing a $229 million improvement compared to $353 million in the comparable period in 2015. After subtracting $413 million and $359 million of capital expenditures in the six months ended June 30, 2016 and June 30, 2015, respectively, Free Cash Flow was $169 million in the six months ended June 30, 2016, representing a $175 million improvement compared to a $6 million outflow in the comparable period in 2015. Adjusted Free Cash Flow was $268 million in the six months ended June 30, 2016, representing a $180 million improvement from $88 million in the comparable period in 2015.

Net cash provided by investing activities was $54 million in the six months ended June 30, 2016 compared to $985 million of net cash used in investing activities in the comparable period in 2015. Net cash used in financing activities was $336 million in the six months ended June 30, 2016 compared to $738 million of net cash provided by financing activities in the comparable period in 2015.

Reconciliations of net cash provided by (used in) operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

Clinica de la Mama Update

The Company believes that it has reached an agreement in principle with the government to resolve the Clinica de la Mama criminal investigation and civil litigation for $514 million. Based on the agreement in principle, we have increased our reserve from $407 million to $516 million to reflect the monetary components of the agreement in principle and certain other costs. This amount is reflected in Tenet’s consolidated balance sheet as of June 30, 2016 as accrued legal settlement costs. The increase in reserve lowered net income by approximately $67 million or $0.67 per share during the second quarter of 2016. Tenet expects the payment to be made as early as the third quarter of 2016, and to be funded through general corporate sources of liquidity, including cash on the balance sheet and borrowings under the Company’s revolving credit facility.

In addition to the monetary component, the agreement in principle includes the following non-monetary terms: (i) the execution of a Non-Prosecution Agreement, which includes the appointment of a corporate monitor for a period of three years; (ii) the agreement of the two indirect, wholly owned subsidiaries that previously operated Atlanta Medical Center and North

Fulton Hospital, and which currently have no operating assets, to each plead guilty to a single-count indictment; and (iii) the execution of a corporate integrity agreement. The final resolution is subject to the negotiation and execution of definitive agreements. For additional information regarding these and other terms of the agreement in principle, see Note 10 to the Consolidated Financial Statements included in the Company’s Form 10-Q for the three months ended June 30, 2016.

Outlook

The Company’s Outlook for 2016 includes:

•	Revenue of $19.5 billion to $19.8 billion,

•	Net loss from continuing operations ranging from a loss of $65 million to a loss of $30 million,

•	Adjusted EBITDA of $2.4 billion to $2.5 billion,

•	Net cash provided by operating activities of $1.2 billion to $1.3 billion,

•	Adjusted Free Cash Flow of $400 million to $600 million,

•	Loss per share from continuing operations ranging from a loss of $0.66 to a loss of $0.30 per basic share, and

•	Adjusted diluted earnings per share from continuing operations of $1.32 to $1.67.

The Outlook for calendar year 2016 assumes equity in earnings of unconsolidated affiliates of $110 million to $130 million, electronic health record incentives of $25 million to $35 million, net income attributable to noncontrolling interests of $330 million to $350 million (excluding the additional $18 million of noncontrolling interests recorded by USPI in the first quarter of 2016, as discussed in our first quarter earnings release) and an average diluted share count of 102 million.

The Company’s Outlook for the third quarter of 2016 includes:

•	Revenue of $4.75 billion to $4.85 billion,

•	Net income from continuing operations of $10 million to $25 million,

•	Adjusted EBITDA of $550 million to $600 million,

•	Earnings per diluted share from continuing operations of $0.10 to $0.25, and

•	Adjusted diluted earnings per share from continuing operations of $0.10 to $0.25.

The Outlook for the third quarter assumes equity in earnings of unconsolidated affiliates of approximately $25 million, electronic health record incentives of less than $5 million, net income attributable to noncontrolling interests of $80 million to $90 million and an average diluted share count of 102 million.

Additional details on Tenet’s Outlook for both the third quarter and calendar year 2016 are available in Tables 4 and 5 at the end of this press release and in an accompanying slide presentation that is accessible through the Company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss the Company’s second quarter 2016 results on a webcast scheduled for 10:00 a.m. EDT (9:00 a.m. CDT) on August 2, 2016. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-Q report for the three months ended June 30, 2016, which will be filed with the Securities and Exchange Commission and posted on the Tenet website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income from continuing operations, Adjusted diluted earnings per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measure are contained in the tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates 79 general acute care hospitals, 20 short-stay surgical hospitals and over 470 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the Company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Charles Nicolas 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Among other things, these factors include adverse regulatory developments, government investigations or litigation, including the payment of civil and criminal monetary penalties and other conditions required in connection with the proposed settlement and resolution of the Clinica de la Mama civil litigation and criminal investigation described in Note 10 to the Consolidated Financial Statements included in our Form 10-Q for the three months ended June 30, 2016. The settlement and resolution of the Clinica de la Mama matters is subject to the execution of definitive documents and court acceptance. Although the Company believes it will reach a final resolution of the Clinica de la Mama matters, there can be no assurance that such a resolution will be reached or that judicial acceptance of the resolution terms will be received. If a resolution is not reached or accepted, or if the terms of the final resolution are materially different than the agreement in principle, the eventual loss related to these matters could materially exceed the amount reserved and could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Tenet uses its Company website to provide important information to investors about the

Company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended June 30,
	2016	%	2015	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,220		$4,844		7.8%
Less: Provision for doubtful accounts	352		352		—%

Net operating revenues	4,868	100.0%	4,492	100.0%	8.4%
Equity in earnings of unconsolidated affiliates	30	0.6%	16	0.4%	87.5%
Operating expenses:
Salaries, wages and benefits	2,316	47.6%	2,185	48.6%	6.0%
Supplies	773	15.9%	707	15.7%	9.3%
Other operating expenses, net	1,213	24.9%	1,081	24.1%	12.2%
Electronic health record incentives	(21)	(0.4)%	(33)	(0.7)%	(36.4)%
Depreciation and amortization	215	4.4%	197	4.4%
Impairment and restructuring charges, and acquisition-related costs	22	0.4%	193	4.3%
Litigation and investigation costs	114	2.3%	14	0.3%
Gains on sales, consolidation and deconsolidation of facilities	(1)	—%	—	—%

Operating income	267	5.5%	164	3.7%
Interest expense	(244)		(217)
Investment earnings (losses)	2		(1)

Net income (loss) from continuing operations, before income taxes	25		(54)
Income tax expense	16		27

Net income (loss) from continuing operations, before discontinued operations	41		(27)
Discontinued operations:
Loss from operations	(2)		(2)
Income tax benefit	—		1

Net loss from discontinued operations	(2)		(1)

Net income (loss)	39		(28)
Less: Net income attributable to noncontrolling interests	85		33

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(46)		$(61)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(44)		$(60)
Net loss from discontinued operations, net of tax	(2)		(1)

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(46)		$(61)

Loss per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.44)		$(0.60)
Discontinued operations	(0.02)		(0.01)

	$(0.46)		$(0.61)

Diluted
Continuing operations	$(0.44)		$(0.60)
Discontinued operations	(0.02)		(0.01)

	$(0.46)		$(0.61)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,341		99,244
Diluted*	99,341		99,244

*	Had we generated income from continuing operations in the three months ended June 30, 2016 and 2015 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,386 shares and 2,673 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Six Months Ended June 30,
	2016	%	2015	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$10,640		$9,631		10.5%
Less: Provision for doubtful accounts	728		715		1.8%

Net operating revenues	9,912	100.0%	8,916	100.0%	11.2%
Equity in earnings of unconsolidated affiliates	54	0.5%	20	0.2%	170.0%
Operating expenses:
Salaries, wages and benefits	4,718	47.6%	4,310	48.3%	9.5%
Supplies	1,584	16.0%	1,394	15.6%	13.6%
Other operating expenses, net	2,455	24.8%	2,174	24.4%	12.9%
Electronic health record incentives	(21)	(0.2)%	(39)	(0.4)%	(46.2)%
Depreciation and amortization	427	4.3%	404	4.5%
Impairment and restructuring charges, and acquisition-related costs	50	0.4%	222	2.5%
Litigation and investigation costs	287	2.9%	17	0.2%
Gains on sales, consolidation and deconsolidation of facilities	(148)	(1.5)%	—	—%

Operating income	614	6.2%	454	5.1%
Interest expense	(487)		(416)
Investment earnings (losses)	3		(1)

Net income from continuing operations, before income taxes	130		37
Income tax benefit (expense)	(51)		11

Net income from continuing operations, before discontinued operations	79		48
Discontinued operations:
Loss from operations	(7)		—
Income tax benefit	1		—

Net loss from discontinued operations	(6)		—

Net income	73		48
Less: Net income attributable to noncontrolling interests	178		62

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(105)		$(14)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(99)		$(14)
Net loss from discontinued operations, net of tax	(6)		—

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(105)		$(14)

Net loss per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(1.00)		$(0.14)
Discontinued operations	(0.06)		—

	$(1.06)		$(0.14)

Diluted
Continuing operations	$(1.00)		$(0.14)
Discontinued operations	(0.06)		—

	$(1.06)		$(0.14)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,054		98,972
Diluted*	99,054		98,972

*	Had we generated income from continuing operations in the six months ended June 30, 2016 and 2015 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,477 shares and 2,423 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$656	$356
Accounts receivable, less allowance for doubtful accounts	2,734	2,704
Inventories of supplies, at cost	316	309
Income tax receivable	3	7
Assets held for sale	2	550
Other current assets	1,282	1,245

Total current assets	4,993	5,171
Investments and other assets	1,317	1,175
Deferred income taxes	797	776
Property and equipment, at cost, less accumulated depreciation and amortization	7,977	7,915
Goodwill	7,291	6,970
Other intangible assets, at cost, less accumulated amortization	1,865	1,675

Total assets	$24,240	$23,682

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$181	$127
Accounts payable	1,272	1,380
Accrued compensation and benefits	843	880
Professional and general liability reserves	179	177
Accrued interest payable	205	205
Liabilities held for sale	—	101
Accrued legal settlement costs	525	294
Other current liabilities	1,225	1,144

Total current liabilities	4,430	4,308
Long-term debt, net of current portion	14,320	14,383
Professional and general liability reserves	613	578
Defined benefit plan obligations	594	595
Deferred income taxes	274	37
Other long-term liabilities	582	557

Total liabilities	20,813	20,458
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,275	2,266
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,791	4,815
Accumulated other comprehensive loss	(203)	(164)
Accumulated deficit	(1,655)	(1,550)
Common stock in treasury, at cost	(2,417)	(2,417)

Total shareholders’ equity	523	691
Noncontrolling interests	629	267

Total equity	1,152	958

Total liabilities and equity	$24,240	$23,682

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Six Months Ended
(Dollars in millions)	June 30,
	2016	2015
Net Income	$73	$48
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	427	404
Provision for doubtful accounts	728	715
Deferred income tax expense	37	(27)
Stock-based compensation expense	35	33
Impairment and restructuring charges, and acquisition-related costs	50	222
Litigation and investigation costs	287	17
Gains on sales, consolidation and deconsolidation of facilities	(148)	—
Equity in earnings of unconsolidated affiliates, net of distributions received	10	(20)
Amortization of debt discount and debt issuance costs	21	21
Pre-tax loss (income) from discontinued operations	7	—
Other items, net	(2)	(5)
Changes in cash from operating assets and liabilities:
Accounts receivable	(725)	(779)
Inventories and other current assets	(30)	36
Income taxes	(17)	9
Accounts payable, accrued expenses and other current liabilities	(106)	(267)
Other long-term liabilities	34	40
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(99)	(86)
Net cash used in operating activities from discontinued operations, excluding income taxes	—	(8)

Net cash provided by operating activities	582	353
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(413)	(359)
Purchases of businesses or joint venture interests, net of cash acquired	(94)	(636)
Proceeds from sales of facilities and other assets	573	—
Proceeds from sales of marketable securities, long-term investments and other assets	24	11
Purchases of equity investments	(35)	(2)
Other long-term assets	(3)	—
Other items, net	2	1

Net cash provided by (used in) investing activities	54	(985)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,195)	(1,315)
Proceeds from borrowings under credit facility	1,195	1,195
Repayments of other borrowings	(76)	(1,992)
Proceeds from other borrowings	—	3,187
Debt issuance costs	—	(72)
Distributions paid to noncontrolling interests	(95)	(23)
Proceeds from sale of noncontrolling interests	15	3
Purchase of noncontrolling interests	(177)	(254)
Proceeds from exercise of stock options	3	9
Other items, net	(6)	—

Net cash provided by (used in) financing activities	(336)	738

Net increase in cash and cash equivalents	300	106
Cash and cash equivalents at beginning of period	356	193

Cash and cash equivalents at end of period	$656	$299

Supplemental disclosures:
Interest paid, net of capitalized interest	$(467)	$(385)
Income tax payments, net	$(29)	$(8)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Change		2016	2015	Change
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	75	80	(5	) *	75	80	(5	) *
Total admissions	193,898	201,908	(4.0)%		405,697	410,241	(1.1)%
Adjusted patient admissions	342,813	349,145	(1.8)%		705,632	698,242	1.1%
Paying admissions (excludes charity and uninsured)	183,539	191,373	(4.1)%		384,975	388,756	(1.0)%
Charity and uninsured admissions	10,359	10,535	(1.7)%		20,722	21,485	(3.6)%
Admissions through emergency department	122,283	128,570	(4.9)%		258,339	262,114	(1.4)%
Paying admissions as a percentage of total admissions	94.7%	94.8%	(0.1	)% *	94.9%	94.8%	0.1	% *
Charity and uninsured admissions as a percentage of total admissions	5.3%	5.2%	0.1	% *	5.1%	5.2%	(0.1	)% *
Emergency department admissions as a percentage of total admissions	63.1%	63.7%	(0.6	)% *	63.7%	63.9%	(0.2	)% *
Surgeries — inpatient	54,379	55,282	(1.6)%		110,134	108,992	1.0%
Surgeries — outpatient	75,821	72,241	5.0%		152,650	139,934	9.1%
Total surgeries	130,201	127,523	2.1%		262,785	248,926	5.6%
Patient days — total	897,313	929,840	(3.5)%		1,907,827	1,905,752	0.1%
Adjusted patient days	1,569,272	1,589,659	(1.3)%		3,283,641	3,208,175	2.4%
Average length of stay (days)	4.63	4.61	0.4%		4.70	4.65	1.1%
Licensed beds (at end of period)	20,380	20,826	(2.1)%		20,380	20,826	(2.1)%
Average licensed beds	20,380	20,826	(2.1)%		20,953	20,823	0.6%
Utilization of licensed beds	48.4%	49.1%	(0.7	)% *	50.0%	50.6%	(0.6	)% *
Outpatient Visits
Total visits	2,038,287	2,063,037	(1.2)%		4,184,905	4,057,610	3.1%
Paying visits (excludes charity and uninsured)	1,896,394	1,903,403	(0.4)%		3,880,909	3,740,779	3.7%
Charity and uninsured visits	141,893	159,634	(11.1)%		303,996	316,831	(4.1)%
Emergency department visits	715,692	742,951	(3.7)%		1,505,608	1,484,484	1.4%
Paying visits as a percentage of total visits	93.0%	92.3%	0.7	% *	92.7%	92.2%	0.5	% *
Charity and uninsured visits as a percentage of total visits	7.0%	7.7%	(0.7	)% *	7.3%	7.8%	(0.5	)% *
Revenues
Net inpatient revenues	$2,588	$2,623	(1.3)%		$5,369	$5,314	1.0%
Net outpatient revenues	$1,460	$1,484	(1.6)%		$2,974	$2,896	2.7%
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,347	$12,991	2.7%		$13,234	$12,953	2.2%
Net inpatient revenue per patient day	$2,884	$2,821	2.2%		$2,814	$2,788	0.9%
Net outpatient revenue per visit	$716	$719	(0.4)%		$711	$714	(0.4)%
Net patient revenue per adjusted patient admission	$11,808	$11,767	0.3%		$11,823	$11,758	0.6%
Net patient revenue per adjusted patient day	$2,580	$2,585	(0.2)%		$2,541	$2,559	(0.7)%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission	$10,668	$10,314	3.4%		$10,600	$10,299	2.9%
Net Patient Revenues from:
Medicare	21.7%	20.7%	1.0	% *	20.8%	21.3%	(0.5	)% *
Medicaid	7.4%	8.5%	(1.1	)% *	8.0%	9.0%	(1.0	)% *
Managed care	59.4%	60.8%	(1.4	)% *	60.4%	59.9%	0.5	% *
Indemnity, self-pay and other	11.5%	10.0%	1.5	% *	10.8%	9.8%	1.0	% *

(1)	Represents the consolidated results of Tenet’s Hospital Operations and other segment.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Change		2016	2015	Change
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	—	*	67	67	—	*
Total admissions	177,151	179,135	(1.1)%		362,204	364,282	(0.6)%
Adjusted patient admissions	309,372	307,958	0.5%		625,159	616,687	1.4%
Paying admissions (excludes charity and uninsured)	167,717	170,389	(1.6)%		344,003	346,412	(0.7)%
Charity and uninsured admissions	9,434	8,746	7.9%		18,201	17,870	1.9%
Admissions through emergency department	111,994	113,741	(1.5)%		230,572	232,067	(0.6)%
Paying admissions as a percentage of total admissions	94.7%	95.1%	(0.4	)% *	95.0%	95.1%	(0.1	)% *
Charity and uninsured admissions as a percentage of total admissions	5.3%	4.9%	0.4	% *	5.0%	4.9%	0.1	% *
Emergency department admissions as a percentage of total admissions	63.2%	63.5%	(0.3	)% *	63.7%	63.7%	—	% *
Surgeries — inpatient	49,222	49,291	(0.1)%		97,769	97,586	0.2%
Surgeries — outpatient	65,678	64,407	2.0%		129,677	124,901	3.8%
Total surgeries	114,900	113,698	1.1%		227,446	222,487	2.2%
Patient days — total	805,662	817,881	(1.5)%		1,667,800	1,678,808	(0.7)%
Adjusted patient days	1,394,486	1,391,305	0.2%		2,851,066	2,812,810	1.4%
Average length of stay (days)	4.55	4.57	(0.4)%		4.60	4.61	(0.2)%
Licensed beds (at end of period)	18,144	18,244	(0.5)%		18,144	18,244	(0.5)%
Average licensed beds	18,144	18,244	(0.5)%		18,142	18,241	(0.5)%
Utilization of licensed beds	48.8%	49.3%	(0.5	)% *	50.8%	50.8%	—	% *
Outpatient Visits
Total visits	1,830,522	1,815,393	0.8%		3,685,257	3,578,261	3.0%
Paying visits (excludes charity and uninsured)	1,707,375	1,691,554	0.9%		3,436,059	3,330,685	3.2%
Charity and uninsured visits	123,147	123,839	(0.6)%		249,198	247,576	0.7%
Emergency department visits	640,774	632,470	1.3%		1,311,452	1,269,330	3.3%
Paying visits as a percentage of total visits	93.3%	93.2%	0.1	% *	93.2%	93.1%	0.1	% *
Charity and uninsured visits as a percentage of total visits	6.7%	6.8%	(0.1	)% *	6.8%	6.9%	(0.1	)% *
Revenues
Net inpatient revenues	$2,400	$2,305	4.1%		$4,899	$4,687	4.5%
Net outpatient revenues	$1,343	$1,281	4.8%		$2,674	$2,507	6.7%
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,548	$12,867	5.3%		$13,526	$12,866	5.1%
Net inpatient revenue per patient day	$2,979	$2,818	5.7%		$2,937	$2,792	5.2%
Net outpatient revenue per visit	$734	$706	4.0%		$726	$701	3.6%
Net patient revenue per adjusted patient admission	$12,099	$11,644	3.9%		$12,114	$11,666	3.8%
Net patient revenue per adjusted patient day	$2,684	$2,577	4.2%		$2,656	$2,558	3.8%
Net Patient Revenues from:
Medicare	20.1%	20.7%	(0.6	)% *	20.4%	21.3%	(0.9	)% *
Medicaid	7.8%	8.3%	(0.5	)% *	8.1%	8.9%	(0.8	)% *
Managed care	62.1%	61.6%	0.5	% *	62.0%	60.4%	1.6	% *
Indemnity, self-pay and other	10.0%	9.4%	0.6	% *	9.5%	9.4%	0.1	% *

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the six months ended June 30, 2016 and 2015, associated outpatient facilities and six health plans and excludes the results of eight hospitals that Tenet acquired, as well as hospitals Tenet divested, since January 1, 2015.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended		Six Months Ended
	3/31/2016	6/30/2016	6/30/2016
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,420	$5,220	$10,640
Less: Provision for doubtful accounts	376	352	728

Net operating revenues	5,044	4,868	9,912
Equity in earnings of unconsolidated affiliates	24	30	54
Operating expenses:
Salaries, wages and benefits	2,402	2,316	4,718
Supplies	811	773	1,584
Other operating expenses, net	1,242	1,213	2,455
Electronic health record incentives	—	(21)	(21)
Depreciation and amortization	212	215	427
Impairment and restructuring charges, and acquisition-related costs	28	22	50
Litigation and investigation costs	173	114	287
Gains on sales, consolidation and deconsolidation of facilities	(147)	(1)	(148)

Operating income	347	267	614
Interest expense	(243)	(244)	(487)
Investment earnings (losses)	1	2	3

Net income from continuing operations, before income taxes	105	25	130
Income tax benefit (expense)	(67)	16	(51)

Net income from continuing operations, before discontinued operations	38	41	79
Discontinued operations:
Loss from operations	(5)	(2)	(7)
Income tax benefit	1	—	1

Net loss from discontinued operations	(4)	(2)	(6)

Net income	34	39	73
Less: Net income attributable to noncontrolling interests	93	85	178

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(59)	$(46)	$(105)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(55)	$(44)	$(99)
Net loss from discontinued operations, net of tax	(4)	(2)	(6)

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(59)	$(46)	$(105)

Net loss per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.56)	$(0.44)	$(1.00)
Discontinued operations	(0.04)	(0.02)	(0.06)

	$(0.60)	$(0.46)	$(1.06)

Diluted
Continuing operations	$(0.56)	$(0.44)	$(1.00)
Discontinued operations	(0.04)	(0.02)	(0.06)

	$(0.60)	$(0.46)	$(1.06)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,768	99,341	99,054
Diluted	98,768	99,341	99,054

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended		Six Months Ended
	3/31/2016	6/30/2016	6/30/2016
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	80	75	75
Total admissions	211,799	193,898	405,697
Adjusted patient admissions	362,819	342,813	705,632
Paying admissions (excludes charity and uninsured)	201,436	183,539	384,975
Charity and uninsured admissions	10,363	10,359	20,722
Admissions through emergency department	136,056	122,283	258,339
Paying admissions as a percentage of total admissions	95.1%	94.7%	94.9%
Charity and uninsured admissions as a percentage of total admissions	4.9%	5.3%	5.1%
Emergency department admissions as a percentage of total admissions	64.2%	63.1%	63.7%
Surgeries — inpatient	55,755	54,379	110,134
Surgeries — outpatient	76,829	75,821	152,650
Total surgeries	132,584	130,201	262,785
Patient days — total	1,010,514	897,313	1,907,827
Adjusted patient days	1,714,369	1,569,272	3,283,641
Average length of stay (days)	4.77	4.63	4.70
Licensed beds (at end of period)	21,529	20,380	20,380
Average licensed beds	21,524	20,380	20,953
Utilization of licensed beds	51.6%	48.4%	50.0%
Outpatient Visits
Total visits	2,146,618	2,038,287	4,184,905
Paying visits (excludes charity and uninsured)	1,984,515	1,896,394	3,880,909
Charity and uninsured visits	162,103	141,893	303,996
Emergency department visits	789,916	715,692	1,505,608
Paying visits as a percentage of total visits	92.4%	93.0%	92.7%
Charity and uninsured visits as a percentage of total visits	7.6%	7.0%	7.3%
Revenues
Net inpatient revenues	$2,781	$2,588	$5,369
Net outpatient revenues	$1,514	$1,460	$2,974
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,130	$13,347	$13,234
Net inpatient revenue per patient day	$2,752	$2,884	$2,814
Net outpatient revenue per visit	$705	$716	$711
Net patient revenue per adjusted patient admission	$11,838	$11,808	$11,823
Net patient revenue per adjusted patient day	$2,505	$2,580	$2,541
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission	$10,537	$10,668	$10,600
Net Patient Revenues from:
Medicare	20.0%	21.7%	20.8%
Medicaid	8.7%	7.4%	8.0%
Managed care	61.1%	59.4%	60.4%
Indemnity, self-pay and other	10.2%	11.5%	10.8%

(1)	Represents the consolidated results of Tenet’s Hospital Operations and other segment.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended		Six Months Ended
	3/31/2016	6/30/2016	6/30/2016
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	67
Total admissions	185,053	177,151	362,204
Adjusted patient admissions	315,787	309,372	625,159
Paying admissions (excludes charity and uninsured)	176,286	167,717	344,003
Charity and uninsured admissions	8,767	9,434	18,201
Admissions through emergency department	118,578	111,994	230,572
Paying admissions as a percentage of total admissions	95.3%	94.7%	95.0%
Charity and uninsured admissions as a percentage of total admissions	4.7%	5.3%	5.0%
Emergency department admissions as a percentage of total admissions	64.1%	63.2%	63.7%
Surgeries — inpatient	48,547	49,222	97,769
Surgeries — outpatient	63,999	65,678	129,677
Total surgeries	112,546	114,900	227,446
Patient days — total	862,138	805,662	1,667,800
Adjusted patient days	1,456,580	1,394,486	2,851,066
Average length of stay (days)	4.66	4.55	4.60
Licensed beds (at end of period)	18,144	18,144	18,144
Average licensed beds	18,139	18,144	18,142
Utilization of licensed beds	52.8%	48.8%	50.8%
Outpatient Visits
Total visits	1,854,735	1,830,522	3,685,257
Paying visits (excludes charity and uninsured)	1,728,684	1,707,375	3,436,059
Charity and uninsured visits	126,051	123,147	249,198
Emergency department visits	670,678	640,774	1,311,452
Paying visits as a percentage of total visits	93.2%	93.3%	93.2%
Charity and uninsured visits as a percentage of total visits	6.8%	6.7%	6.8%
Revenues
Net inpatient revenues	$2,499	$2,400	$4,899
Net outpatient revenues	$1,331	$1,343	$2,674
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,504	$13,548	$13,526
Net inpatient revenue per patient day	$2,899	$2,979	$2,937
Net outpatient revenue per visit	$718	$734	$726
Net patient revenue per adjusted patient admission	$12,128	$12,099	$12,114
Net patient revenue per adjusted patient day	$2,629	$2,684	$2,656
Net Patient Revenues from:
Medicare	20.6%	20.1%	20.4%
Medicaid	8.5%	7.8%	8.1%
Managed care	61.5%	62.1%	62.0%
Indemnity, self-pay and other	9.4%	10.0%	9.5%

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the six months ended June 30, 2016 and 2015, associated outpatient facilities and six health plans and excludes the results of eight hospitals that Tenet acquired, as well as hospitals Tenet divested, since January 1, 2015.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended				Year Ended
	03/31/15	06/30/15	9/30/2015	12/31/2015	12/31/2015
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	67	67	67
Total admissions	185,147	179,135	176,885	176,051	717,218
Adjusted patient admissions	308,729	307,958	305,916	305,436	1,228,039
Paying admissions (excludes charity and uninsured)	176,023	170,389	167,463	166,962	680,837
Charity and uninsured admissions	9,124	8,746	9,422	9,089	36,381
Admissions through emergency department	118,326	113,741	110,235	110,291	452,593
Paying admissions as a percentage of total admissions	95.1%	95.1%	95.1%	95.1%	95.1%
Charity and uninsured admissions as a percentage of total admissions	4.9%	4.9%	4.9%	4.9%	4.9%
Emergency department admissions as a percentage of total admissions	63.9%	63.5%	62.3%	62.6%	63.1%
Surgeries — inpatient	48,295	49,291	49,527	49,239	196,352
Surgeries — outpatient	60,494	64,407	64,985	65,046	254,932
Total surgeries	108,789	113,698	114,512	114,285	451,284
Patient days — total	860,927	817,881	804,181	803,037	3,286,026
Adjusted patient days	1,421,505	1,391,305	1,374,619	1,379,612	5,567,041
Average length of stay (days)	4.65	4.57	4.55	4.56	4.58
Licensed beds (at end of period)	18,244	18,244	18,201	18,130	18,130
Average licensed beds	18,241	18,244	18,233	18,154	18,217
Utilization of licensed beds	52.4%	49.3%	47.9%	48.1%	49.4%
Outpatient Visits
Total visits	1,762,868	1,815,393	1,792,264	1,806,125	7,176,650
Paying visits (excludes charity and uninsured)	1,639,131	1,691,554	1,659,417	1,680,609	6,670,711
Charity and uninsured visits	123,737	123,839	132,847	125,516	505,939
Emergency department visits	636,860	632,470	624,871	626,280	2,520,481
Paying visits as a percentage of total visits	93.0%	93.2%	92.6%	93.1%	93.0%
Charity and uninsured visits as a percentage of total visits	7.0%	6.8%	7.4%	6.9%	7.0%
Revenues
Net inpatient revenues	$2,382	$2,305	$2,289	$2,358	$9,334
Net outpatient revenues	$1,226	$1,281	$1,288	$1,308	$5,103
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$12,865	$12,867	$12,941	$13,394	$13,014
Net inpatient revenue per patient day	$2,767	$2,818	$2,846	$2,936	$2,841
Net outpatient revenue per visit	$695	$706	$719	$724	$711
Net patient revenue per adjusted patient admission	$11,687	$11,644	$11,693	$12,003	$11,756
Net patient revenue per adjusted patient day	$2,538	$2,577	$2,602	$2,657	$2,593
Net Patient Revenues from:
Medicare	21.9%	20.7%	20.2%	19.9%	20.7%
Medicaid	9.4%	8.3%	8.8%	8.3%	8.7%
Managed care	59.1%	61.6%	61.7%	61.8%	61.1%
Indemnity, self-pay and other	9.6%	9.4%	9.3%	10.0%	9.5%

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the six months ended June 30, 2016 and 2015, associated outpatient facilities and six health plans and excludes the results of eight hospitals that Tenet acquired, as well as hospitals Tenet divested, since January 1, 2015.

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Hospital Operations and other	$17,412	$17,353
Ambulatory Care	5,673	5,159
Conifer	1,155	1,170

Total	$24,240	$23,682

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Capital expenditures:
Hospital Operations and other	$184	$166	$375	$341
Ambulatory Care	16	3	28	7
Conifer	5	6	10	11

Total	$205	$175	$413	$359

Net operating revenues:
Hospital Operations and other	$4,202	$4,175	$8,599	$8,326
Ambulatory Care	442	142	871	233
Conifer
Tenet	162	165	329	325
Other customers	224	175	442	357

Total Conifer revenues	386	340	771	682

Intercompany eliminations	(162)	(165)	(329)	(325)

Total	$4,868	$4,492	$9,912	$8,916

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$4	$10	$3	$14
Ambulatory Care	26	6	51	6

Total	$30	$16	$54	$20

Adjusted EBITDA:
Hospital Operations and other	$415	$459	$829	$877
Ambulatory Care	139	49	275	78
Conifer	63	60	126	142

Total	$617	$568	$1,230	$1,097

Depreciation and amortization:
Hospital Operations and other	$181	$178	$355	$369
Ambulatory Care	22	7	47	11
Conifer	12	12	25	24

Total	$215	$197	$427	$404

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

(Dollars in millions)	Three Months Ended June 30,
	2016		2015
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$452	$505	$327	$534
Less: Provision for doubtful accounts	(10)	(14)	(5)	(14)

Net operating revenues(1)	442	491	322	520
Equity in earnings of unconsolidated affiliates(2)	26	—	28	—
Operating expenses:
Salaries, wages and benefits	147	116	104	127
Supplies	91	128	59	133
Other operating expenses, net	91	102	72	112
Depreciation and amortization	22	17	16	20
Impairment and restructuring charges, and acquisition-related costs	3	5	—	3
Gains on sales, consolidation and deconsolidation of facilities	(1)	—	—	—

Operating income	115	123	99	125
Interest expense	(35)	(6)	(34)	(7)
Other	—	1	—	—

Net income from continuing operations, before income taxes	80	118	65	118
Income tax expense	(11)	(1)	(13)	(1)

Net income	69	$117	52	$117

Less: Net income attributable to noncontrolling interests	60		42

Net income attributable to Tenet Healthcare Corporation common shareholders	$9		$10

Equity in earnings of unconsolidated affiliates		$26		$28

(1)	On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 11.7% during the three months ended June 30, 2016, with cases increasing 5.2% and revenue per case increasing 6.1%.
(2)	At June 30, 2016, 120 of the 334 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 214 facilities and account for these investments as consolidated subsidiaries.

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

	Six Months Ended June 30,
	2016		2015
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$889	$984	$627	$1,020
Less: Provision for doubtful accounts	(18)	(28)	(10)	(26)

Net operating revenues(1)	871	956	617	994
Equity in earnings of unconsolidated affiliates(2)	51	—	49	—
Operating expenses:
Salaries, wages and benefits	293	234	202	247
Supplies	177	251	110	256
Other operating expenses, net	177	204	145	220
Electronic health record incentives	—	—	—	—
Depreciation and amortization	47	35	29	40
Impairment and restructuring charges, and acquisition-related costs	4	1	—	3
Gains on sales, consolidation and deconsolidation of facilities	(30)	—	—	—

Operating income	254	231	180	228
Interest expense	(70)	(12)	(68)	(14)
Other	—	1	—	—

Net income from continuing operations, before income taxes	184	220	112	214
Income tax expense	(19)	(3)	(22)	(3)

Net Income	165	$217	90	$211

Less: Net income attributable to noncontrolling interests(3)	135		76

Net income attributable to Tenet Healthcare Corporation common shareholders	$30		$14

Equity in earnings of unconsolidated affiliates		$51		$49

(1)	On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 11.4% during the six months ended June 30, 2016, with cases increasing 6.9% and revenue per case increasing 4.2%.
(2)	At June 30, 2016, 120 of the 334 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 214 facilities and account for these investments as consolidated subsidiaries.
(3)	During the six months ended June 30, 2016, the Company recorded $18 million of noncontrolling interests expense related to a $29 million gain on the consolidation of facilities (the gain is not included in Adjusted EBITDA) and an associated $7 million income tax benefit.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss (income) attributable to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) investment earnings (losses), (6) gain (loss) from early extinguishment of debt, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, and (11) depreciation and amortization. Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.

Adjusted net income from continuing operations, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) impairment and restructuring charges, and acquisition-related costs, (2) litigation and investigation costs, (3) gains on sales, consolidation and deconsolidation of facilities, (4) the associated impact of these three items on taxes and noncontrolling interests, and (5) net income (loss) from discontinued operations. Adjusted diluted earnings per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income from continuing operations divided by the weighted average diluted shares outstanding in the reporting period.

Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.

Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and, (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not account for other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

A reconciliation of Adjusted EBITDA to net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #1 below for the three and six months ended June 30, 2016 and 2015. A reconciliation of Adjusted net income from continuing operations to net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #2 below for the three and six months ended June 30, 2016 and 2015. A reconciliation of Free Cash Flow and Adjusted Free Cash Flow to net cash provided by (used in) operating activities, the most comparable GAAP measure, is set forth in Table #3 below for the three and six months ended June 30, 2016 and 2015.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #1 – Reconciliation of Adjusted EBITDA to Net Income Available

(Loss Attributable) to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(46)	$(61)	$(105)	$(14)
Less: Net income attributable to noncontrolling interests	(85)	(33)	(178)	(62)
Net loss from discontinued operations, net of tax	(2)	(1)	(6)	—

Net income (loss) from continuing operations	41	(27)	79	48
Income tax benefit (expense)	16	27	(51)	11
Investment earnings (losses)	2	(1)	3	(1)
Interest expense	(244)	(217)	(487)	(416)

Operating income	267	164	614	454
Litigation and investigation costs	(114)	(14)	(287)	(17)
Gains on sales, consolidation and deconsolidation of facilities	1	—	148	—
Impairment and restructuring charges, and acquisition-related costs	(22)	(193)	(50)	(222)
Depreciation and amortization	(215)	(197)	(427)	(404)

Adjusted EBITDA	$617	$568	$1,230	$1,097

Net operating revenues	$4,868	$4,492	$9,912	$8,916

Net income (loss) from continuing operations as a % of operating revenues	(0.9)%	(1.4)%	(1.1)%	(0.2)%
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.7%	12.6%	12.4%	12.3%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #2 – Pre-Tax, After-Tax and Earnings Per Share Impact of Certain Items

on Continuing Operations

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions except per share amounts)	June 30,		June 30,
	2016	2015	2016	2015
Adjustments to calculate Adjusted Diluted EPS	(Expense) Income
Impairment and restructuring charges, and acquisition-related costs	$(22)	$(193)	$(50)	$(222)
Litigation and investigation costs	(114)	(14)	(287)	(17)
Gain on sales, consolidation and deconsolidation of facilities	1	—	148	—

Pre-tax impact	$(135)	$(207)	$(189)	$(239)

Tax impact of above items	$53	$71	$25	$82

Total after-tax impact	$(82)	$(136)	$(164)	$(157)
Noncontrolling interests impact	—	—	(18)	—

Total income (loss) from items above	$(82)	$(136)	$(182)	$(157)

Net income available (loss attributable) to common shareholders	$(46)	$(61)	$(105)	$(14)
Less net income (loss) discontinued operations, net of tax	(2)	(1)	(6)	—

Net income (loss) from continuing operations, net of tax	$(44)	$(60)	$(99)	$(14)
Net loss (income) from adjustments above	82	136	182	157

Adjusted net income (loss)	$38	$76	$83	$143

Weighted average dilutive shares outstanding (in thousands)	100,727	101,917	100,531	101,395
Diluted earnings per share from continuing operations	$(0.44)	$(0.60)	$(1.00)	$(0.14)
Adjusted diluted EPS from continuing operations	$0.38	$0.75	$0.83	$1.41

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #3 – Reconciliations of Free Cash Flow and Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30,		June 30,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$435	$410	$582	$353
Purchases of property and equipment	(205)	(175)	(413)	(359)

Free cash flow	$230	$235	$169	$(6)

Net cash provided by (used in) investing activities	$(266)	$(798)	$54	$(985)
Net cash provided by (used in) financing activities	$(241)	$502	$(336)	$738
Net cash provided by (used in) operating activities	$435	$410	$582	$353
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(30)	(53)	(99)	(86)
Net cash used in operating activities from discontinued operations	3	(4)	—	(8)

Adjusted net cash provided by operating activities – continuing operations	462	467	681	447
Purchases of property and equipment – continuing operations	(205)	(175)	(413)	(359)

Adjusted free cash flow – continuing operations	$257	$292	$268	$88

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #4 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Q3 2016		2016
	Low	High	Low	High
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$5	$25	$(80)	$(40)
Less: Net (income) loss attributable to noncontrolling interests	(80)	(90)	(350)	(370)
Net loss from discontinued operations, net of tax	(5)	—	(15)	(10)

Income from continuing operations	90	115	285	340
Income tax expense	(15)	(25)	(115)	(140)

Income from continuing operations, before income taxes	105	140	400	480
Interest expense	(240)	(245)	(970)	(980)

Operating income	345	385	1,370	1,460
Gains on sales, consolidation and deconsolidation of facilities(a)	—	—	147	147
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(a)	—	—	(337)	(337)
Depreciation and amortization	(205)	(215)	(840)	(850)

Adjusted EBITDA	$550	$600	$2,400	$2,500

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.6%	12.4%	12.3%	12.6%
Net income (loss) from continuing operations	$10	$25	$(65)	$(30)
Net income (loss) from continuing operations as a % of operating revenues	0.2%	0.5%	(0.3)%	(0.2)%

Net operating revenues	$4,750	$4,850	$19,500	$19,800

Adjusted EBITDA	$550	$600	$2,400	$2,500
Depreciation and amortization	(205)	(215)	(840)	(850)
Interest expense	(240)	(245)	(970)	(980)

Adjusted income from continuing operations before income taxes	105	140	590	670
Income tax expense	(15)	(25)	(125)	(150)

Adjusted income from continuing operations	90	115	465	520
Net income attributable to noncontrolling interests	(80)	(90)	(330)	(350)

Adjusted net income attributable to common shareholders	$10	$25	$135	$170

Basic weighted average shares outstanding	100	100	99	99
Fully diluted weighted average shares outstanding (in millions)	102	102	102	102
Diluted earnings per share from continuing operations	$0.10	$0.25	$(0.66)	$(0.30)
Adjusted diluted earnings per share from continuing operations	$0.10	$0.25	$1.32	$1.67

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs and settlements and gains on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #5 – Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2016

(Dollars in millions)	2016
	Low	High
Net cash provided by operating activities	$1,177	$1,337
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	(98)	(98)
Net cash used in operating activities from discontinued operations	(25)	(15)

Adjusted net cash provided by operating activities – continuing operations	$1,300	$1,450
Purchases of property and equipment – continuing operations	(900)	(850)

Adjusted free cash flow – continuing operations	$400	$600

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.